EXHIBIT 11

                AMENDED AND RESTATED JOINT FILING AGREEMENT

               This Amended and Restated Joint Filing Agreement amends and restates in its entirety the Agreement dated May 8, 1996, filed as an exhibit to the original Schedule 13D dated May 8, 1996.
     Pursuant to Rule 13d-1(f)(1), the undersigned agree that this Amendment No. 2, to which this Amended and Restated Joint Filing Agreement is attached as Exhibit 11 is filed on behalf of each of the undersigned parties; provided, however, that Item 3, the second full paragraph of Item 4, Item 5(a)(2) and Item 7 (other than Exhibit 11 with respect thereto) are filed solely on behalf of Textron Inc. and provided, further, that The Paul Revere Corporation disclaims the filing of this Amendment No. 2 to the extent of the sections filed solely on behalf of Textron. This Amended and Restated Joint Filing Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


      DATED:  April 9, 1997            TEXTRON INC.

                                       By:  /s/  Frederick K. Butler
                                          --------------------------------
                                          Name:  Frederick K. Butler
                                          Title: Vice President
                                                 & Secretary


      DATED:  April 9, 1997            THE PAUL REVERE CORPORATION

                                       By:  /s/  Susan N. Roth
                                          --------------------------------
                                          Name:  Susan N. Roth
                                          Title: Secretary & Clerk